SALE OF SHARES AGREEMENT

between

OWNERSAIR LIMITED

and

TELECONNECT, INC.

(hereafter referred to as "the purchaser")

WHEREBY IT IS AGREED AS FOLLOWS:

1. DEFINITIONS

1.1 In this agreement, unless the context otherwise requires, the following terms and expressions shall have the meanings assigned to them hereunder:

"the company"	OwnersAir Limited (Registration No. 5422810), a company incorporated in accordance with the laws of the United Kingdom
"the effective date"	the date that payment for shares is paid in full by the purchaser to the company is received in the OwnersAir SL bank account details of which are as follows: **Account Name- OwnersAir SL** **Bank- SolBank, Estepona, Spain** **IBAN/BIC-ES4600817468210001336836/** **BSABESBB**
"the purchaser"	TELECONNECT, INC. C/Serrano ~~73~~ 8, 3º Izqd. ~~28006~~ 28001 Madrid
"the seller"	the company
"the shares"	unsubscribed issued shares in the company to the value of €236,250.00 (two hundred and forty four thousand eight hundred and sixty five thousand euros

1.2 The headnotes to this agreement are for reference purposes only and do not affect the interpretation of the clauses to which they relate.

1.3 Words importing-
any one gender include the other gender and neuter
the singular include the plural and vice versa
natural persons include created entities (incorporated or unincorporated) and the State and vice versa

2. INTRODUCTION

2.1 The company is the holding company and sole shareholder of OwnersAir SL (CIF Number B92814953), a company duly registered in Spain in accordance with the company laws of Spain.

2.2 OwnersAir SL conducts the business of a loyalty membership programme in conjunction with retailers that issue points (known as FlightPoints) to OwnersAir cardholders. Members redeem FlightPoints for free flights through the OwnersAir travel department.

2.3 OwnersAir SL is due to launch the OwnersAir Airtime loyalty card programme in September/October 2007. Membership of this programme will be open to all owners and long term renters of property in Spain.

2.4 In order to launch the scheme in September 2007 the company requires investment to provide the capital required to prepare for the launch and subsequent implementation, promotion and management of the programme.

2.5 The purchaser is willing to invest the sum of €236,250.00 in exchange for 55,400 shares (being 35,0633% of the issued share capital of the company) and a loan account to the value of €1,000 000.00 (one million euros) in the company on a drawdown schedule.

2.6 The company has an authorised share capital of 250,000 shares of 10 pence (GBP) per share. 102,600 shares are already subscribed, 36,667 shares by the founder of the company for 10 pence per share and 64,733 by 12 unrelated shareholders for £3 per share (£2.90 premium per share). 1200 shares have been set aside for employee share options. The purchaser wishes to subscribe to that portion of the unsubscribed shares as equals the value of €236.250.00. The purchaser wishes the balance of €1,000,000.00 (one million euros) to be allocated to the purchaser's loan account in the company.

2.7 For the purposes of this agreement the currency exchange rate shall be fixed at £1 GBP= €1.42148

2.8 The seller has agreed to sell 55,400 (fifty five thousand four hundred) ordinary shares in the company to the purchaser to the value of €236.250.00 at a purchase price of €4.26444 per share provided that the purchaser also loans the company the sum of €1,000 000.00 (one million euros). The purchaser has agreed to purchase the shares and make the loan on the terms and conditions contained in this agreement and its annexures.

3. SALE OF THE SHARES AND LOAN

The seller hereby sells to the purchaser, who hereby purchases the shares in terms of this agreement and makes the loan to the company on the terms and conditions of the Loan Agreement annexed marked Annexure A to be entered into simultaneously upon signature hereof, with effect from the effective date.

4. PURCHASE PRICE OF SHARES AND PAYMENT

4.1 The purchase price payable by the purchaser to the seller for the shares is the sum of €236.250.00 at the price of €4.26444 per share which shall be paid, free of exchange in Spain together with the loan of €1,000,000.00 (one million euros

4.2 Payment for the shares shall be made on or before 30th August 2007 into the bank account of OwnersAir SL details of which are as follows:

Account Name- OwnersAir SL
Bank- SolBank, Estepona, Spain
IBAN/BIC- ES4600817468210001336836/BSAB ESBB

5. DELIVERY OF THE SHARES

On the effective date, and against payment of the purchase price in terms of clause 4 and the loan in terms of Annexure A, the seller shall issue for the purchaser or the purchaser's representative:

5.1 certificates in respect of the shares, duly signed by the managing director and company secretary

5.2 a resolution of the directors of the company approving the sale of the shares pursuant to this agreement

6. RISK AND BENEFIT

Against compliance with the provisions of clauses 4 and 5 hereof, the risk in and benefit to the shares shall be deemed to have passed to the purchaser with effect from the effective date.

7. SELLER'S WARRANTIES

The seller gives the warranties to the purchaser in relation to the company, its subsidiary OwnersAir SL and their respective shares as set out in Annexures X and Y hereto. This agreement is entered into by the purchaser relying on such warranties, each of which is deemed to be material and to be a material representation inducing the purchaser to enter into this agreement.

8. INDEMNITIES

8.1 Without prejudice to any of the rights of the purchaser arising from any of the provisions of this agreement, the seller indemnifies the purchaser against all loss, liability, damage or expense which the purchase may suffer as a result of or which may be attributable to:

8.1.1 any liability of the company, whether actual or contingent, arising prior to the effective date not reflected in the accounts

8.1.2 any liability of the company for taxation not provided for in the accounts arising from or out of the profits or income of the company for all periods prior to the effective date including all penalties and interest

8.1.3 any claims or liabilities (including claims or liabilities for consequential loss) as a result of any breach of contract occurring before the effective date and not provided for in the accounts

8.2 the purchaser shall be deemed to have suffered a loss equivalent to the amount of any liabilities or claims against which it is indemnified in terms of clause 8.1

9. RIGHTS GRANTED TO THE PURCHASER

9.1 The purchaser shall have the right to veto:

9.1.1 any decision by the board of directors to distribute any dividends to the shareholders

9.1.2 any decision by the board of directors to increase the remuneration of any of the directors
The agreed remuneration for Colin Gausden at the time of entering into this contract is:

- € 5.800 per month
- After the company will be profitable for 3 successive months a bonus of € 0.25 per subscribed member per quarter will be paid out quarterly. The first payment will take into consideration all members existing at that moment.
- a company car in line with the position being held, currently costing € 700 per month

9.1.3 any nomination of a director to the board of directors, including a financial director to be appointed soon.

9.1.4 any decision by the shareholders to increase or change the share capital of the company such that it would result in the purchaser's

shareholding being reduced to less than 35% (thirty five percent) of the issued share capital of the company

9.1.5 any repayment on loans with the exception of the loans mentioned in article 9.2 below.

9.2 Loans from existing shareholders (to the order of € 26.996,00) will be repaid at the same time and in percentage ratio to repayment of purchaser's loan.

9.3 The purchaser shall have the sole and exclusive right to market and provide telecommunication services to the members of OwnersAir, provided that the costs of such services are competitive and market related. In the event of any dispute as to whether or not such services are competitive and market related the dispute shall be referred to the auditor of the company whose decision shall be final and binding on the parties.

10. ADDRESS FOR NOTICES AND LEGAL PROCESSES

10.1 The parties choose the following as their respective addresses for all notices and legal processes in terms of this agreement:

the seller and the company:

Kingston Smith LLP
Devonshire House
60 Goswell Road
London
EC1M 7AD
United Kingdom
Facsimile: 00 44 207 566 4010

the purchaser:

TELECONNECT, Inc.
C/Serrano ~~78~~ 8, 3º Izda
~~28006~~ 28001 Madrid
Facsimile: 00 34 951 232 901

provided that any of the parties may change their abovementioned addresses to any other address in the United Kingdom or Spain by giving the other parties written notice to that effect.

10.2 Any notices, communications or demand to be given or made pursuant to this agreement shall be in writing and shall be deemed duly served if delivered personally or sent by facsimile transmission or by signed for post to the addressee at the address given above or at such other address (or facsimile number) in the United Kingdom or Spain as the addressee may have notified the other party of in writing for the purposes of this agreement.

10.3 Any notice sent by facsimile shall be deemed to have been served when despatched and any notice served by signed for post shall be deemed served on the seventh day after posting.

10.4 In proving the service of any notice it will be sufficient to prove:

10.4.1 In the case of a letter sent by signed for post by means of the Post Office certificate that such letter was properly stamped, addressed and placed in the post

10.4.2 In the case of a letter delivered by hand or left at the current address of the recipient the signature name and time of signature of any person over the age of 16 (sixteen) years then lawfully at the address of the recipient

10.4.3 In the case of a notice delivered by telefacsimile that such telefacsimile transmission was duly transmitted to the telefacsimile number of the addressee.

11. BREACH

Should either party commit a breach of any provision of this agreement and fail to remedy such breach within 14 (fourteen) days after receiving written notice to do so, the party aggrieved by such breach shall be entitled, without prejudice to its other rights in law, to cancel this agreement or to claim specific performance of all of the defaulting party's obligations whether or not such obligations would otherwise then have fallen due for performance, in either event without prejudice to the aggrieved party's right to claim damages.

12. WHOLE AGREEMENT

This agreement constitutes the entire agreement between the parties and no variation hereof shall be valid unless reduced to writing and signed by all the parties. No relaxation or indulgence which any party may show to the other shall in any way prejudice or be deemed to be a waiver of his rights hereunder.

13. GOVERNING LAW

This agreement shall be governed and construed in all respects according to the Laws of Spain. The parties hereby submit to the exclusive jurisdiction of the courts of Madrid, Spain.

14. SEVERANCE

If at any time any of the provisions of this agreement are or become illegal, invalid or unenforceable in any respect under any law or regulation, such illegal, invalid or

unenforceable provision shall be severable from the remainder of this agreement and this shall not affect the operation of the remainder of this agreement.

15. COUNTERPARTS

This agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when executed and delivered shall constitute one and the same instrument.

THUS DONE AND SIGNED BY THE PURCHASER AT ______________ ON THIS ______ DAY OF ___________ 2007 IN THE PRESENCE OF THE UNDERSIGNED WITNESSES:

AS WITNESSES:

1. ___________________________
2. ___________________________

____

For and on behalf of
TELECONNECT, INC.
by Gustavo Gomez
who warrants his authority hereto

THUS DONE AND SIGNED BY THE SELLER AT ______________ ON THIS __________ DAY OF ___________ 2007 IN THE PRESENCE OF THE UNDERSIGNED WITNESSES:

AS WITNESSES:

1. ___________________________
2. ___________________________

____

For and on behalf of **OWNERSAIR LIMITED** by Colin Gausden who warrants his authority hereto

WARRANTIES **ANNEXURE X**

The seller warrants that:

on the effective date:

1. the company will be incorporated as a private company with limited liability according to the laws of the United Kingdom
2. no steps for deregistration are pending or contemplated in respect of the company
3. all of the issued shares in the capital of the company will be of one class and will rank equally with each other
4. the company will not be under any obligation (whether contingently upon the exercise of any right or otherwise) and no resolution will have been passed requiring the company to increase or to reduce its authorised or issued share capital or to vary any of the rights attached to the issued shares
5. the seller will be entitled and able to give free and unencumbered title to the shares and claims to the purchaser
6. no person will have any right (including, inter alia, any option or right of first refusal) to acquire any of the shares in or claims against the company, present or future, save as set out in the agreement
7. no resolution will have been passed, nor will the company be obliged to alter the memorandum and articles of association of the company or to create or to issue any debentures
8. the shares will be unsubscribed and this will be reflected in the register of members of the company
9. no person will have any right to obtain an order for the rectification of the register of members of the company
10. the company's books and records will have been properly maintained according to law and will be capable of being written up within a reasonable time so as to record all of the transactions of the company
11. the minute books of the company will contain all the resolutions passed by its directors and members
12. save as set out in clause 14 the company will not be bound by any contracts whatsoever
13. the only contracts by which the company will be bound will be-
    None
14. copies of the contracts referred to in clause 14 which are written will be available on request to the purchaser or the purchaser's representative and will be true copies of such contracts, reflecting any amendments which may have been agreed to in respect thereof
15. all of the contracts referred to in clause 14 will be of full force and effect according to their terms and the company will not be in breach of any of those terms
16. the company will not be in breach of any law
17. the company will have maintained a register of its assets in accordance with generally accepted and sound accounting practices
18. the assets of the company will not be subject to any hire purchase agreement, lease, pledge, mortgage, lien, notarial bond or other right in favour of any third party

19. no person will have any right (including, inter alia, any option or right of first refusal) to purchase any of the assets of the company
20. the company will not be liable, whether contingently or otherwise and whether as surety, co-principal debtor, guarantor or indemnifier, for the liabilities of any third party
21. the company will have no liabilities, save for those disclosed in the accounts
22. no employee of the company will be entitled to any exceptional leave privilege, accumulated leave, payment in lieu of leave, pension or the like
23. all of the patents, trade marks and designs used by the company will be registered in its name either as the owner or lawful user
24. The company is not engaged in any litigation, income tax appeals, arbitration or criminal proceedings. Having made all reasonable enquiries the seller is not aware of any facts, matters or circumstances which may give rise to any such litigation, income tax appeals, arbitration or criminal proceedings
25. Having made all reasonable enquiries, the seller is not aware of any facts, matters or circumstances which may give rise to the cancellation of any of the contracts by which the company is bound whether as a result of a breach thereof by the company or otherwise
26. the accounts will be certified without qualification and prepared and the audited financial statements of the company as at and for the year ended 28 February 2007 were certified without qualification and prepared:
    - 26.1 in accordance with generally accepted and sound accounting practices
    - 26.2 in a manner such as fairly to present the state of affairs, operations and results of the company as at the date thereof and for the periods to which they relate
    - 26.3 in accordance with the provisions of the company laws of the United Kingdom
27. This agreement does not constitute a breach of any of the company's obligations nor will it entitle any person to terminate any contract to which the company is a party
28. no person is entitled to an order requiring the company to change its corporate name, its trading style, or to cease using any of the marks or designs applied by it to its products
29. all stamp duty has been paid in respect of the shares
30. The seller has disclosed in writing to the purchaser all queries, if any, addressed to the company or any of its representatives by any tax officials and the replies thereto, as well as full details of any tax objections lodged by the company and which have not been fully disposed of
31. the seller has disclosed to the purchaser all the facts and circumstances material to this transaction and which would be material to a purchaser of the shares and the purchase price payable in respect thereof
32. the attached spreadsheet "Outstanding invoices" gives a true and complete overview of all outstanding obligations.

ANNEXURE Y

WARRANTIES GIVEN BY OWNERSAIR LIMITED (UK) IN TERMS OF CLAUSE 7 IN RESPECT OF OWNERSAIR SL (SPAIN) ('the subsidiary")

The seller warrants that:

on the effective date:

1. the subsidiary will be incorporated as a private company with limited liability according to the laws of the Spain
2. no steps for deregistration are pending or contemplated in respect of the subsidiary
3. the authorised, issued and paid up share capital of the subsidiary are as reflected in the balance sheet of the subsidiary
4. all of the issued shares in the capital of the subsidiary will be of one class and will rank equally with each other
5. the business of the subsidiary is that of a loyalty card scheme and travel agency in the Costa Del Sol, Spain
6. the subsidiary is a wholly owned subsidiary of OwnersAir Limited (UK) and no person or persons have any right or option to acquire shares in the subsidiary
7. the subsidiary will not be under any obligation (whether contingently upon the exercise of any right or otherwise) and no resolution will have been passed requiring the subsidiary to increase or to reduce its authorised or issued share capital or to vary any of the rights attached to the issued shares
8. no person will have any right (including, inter alia, any option or right of first refusal) to acquire any of the shares in or claims against the subsidiary, present or future
9. no resolution will have been passed, nor will the subsidiary be obliged to alter its memorandum and articles of association or create or issue any debentures
10. no person will have any right to obtain an order for the rectification of the register of members of the subsidiary
11. the subsidiary's books and records will have been properly maintained according to law and will be capable of being written up within a reasonable time so as to record all of the transactions of the subsidiary
12. the minute books of the subsidiary will contain all the resolutions passed by its directors and members
13. save as set out in clause 14 the subsidiary will not be bound by any contracts whatsoever
14. the only contracts by which the company will be bound will be
15. copies of the contracts referred to in clause 14 which are written will be made available on request to the purchaser or the purchaser's representative and will be true copies of such contracts, reflecting any amendments which may have been agreed to in respect thereof
16. all of the contracts referred to in clause 14 will be of full force and effect according to their terms and the subsidiary will not be in breach of any of those terms
17. the subsidiary will not be in breach of any law

18. the subsidiary will have maintained a register of its assets in accordance with generally accepted and sound accounting practices
19. the assets of the subsidiary will not be subject to any hire purchase agreement, lease, pledge, mortgage, lien, notarial bond or other right in favour of any third party
20. no person will have any right (including, inter alia, any option or right of first refusal) to purchase any of the assets of the subsidiary
21. the subsidiary will not be liable, whether contingently or otherwise and whether as surety, co-principal debtor, guarantor or indemnifier, for the liabilities of any third party
22. no person will be entitled to participate in or to a commission on the profits or dividends of the subsidiary, except as a shareholder
23. the subsidiary will have no liabilities of any nature, whether actual or contingent, save for those disclosed and for which provision is made in the books of account
24. no employee of the subsidiary will be entitled to any exceptional leave privilege, accumulated leave, payment in lieu of leave, pension or the like
25. all of the patents, trade marks and designs used by the subsidiary will be registered in its name either as the owner or lawful user
26. the subsidiary is not engaged in any litigation, income tax appeals, arbitration or criminal proceedings. Having made all reasonable enquiries the seller is not aware of any facts, matters or circumstances which may give rise to any such litigation, income tax appeals, arbitration or criminal proceedings
27. having made all reasonable enquiries, the seller is not aware of any facts, matters or circumstances which may give rise to the cancellation of any of the contracts by which the subsidiary is bound whether as a result of a breach thereof by the subsidiary or otherwise
28. the accounts will be certified without qualification and prepared and the audited financial statements of the subsidiary as at and for the year ended 28 February 2007 were certified without qualification and prepared:
    - 28.1 in accordance with generally accepted and sound accounting practices
    - 28.2 in a manner such as fairly to present the state of affairs, operations and results of the subsidiary as at the date thereof and for the periods to which they relate
    - 28.3 in accordance with the provisions of the company laws of Spain
29. this agreement does not constitute a breach of any of the subsidiary's obligations nor will it entitle any person to terminate any contract to which the subsidiary is a party
30. no person is entitled to an order requiring the subsidiary to change its corporate name, its trading style, or to cease using any of the marks or designs applied by it to its products
31. all stamp duty has been paid in respect of the shares
32. proper returns for taxation have been made by the subsidiary for all periods up to and including 31st July 2007 and the seller has disclosed in writing to the purchaser all queries, if any, addressed to the subsidiary or any of its representatives by any tax officials and the replies thereto, as well as full

details of any tax objections lodged by the subsidiary and which have not been fully disposed of

33. all assessments for taxation of the subsidiary for all periods up to and including 31st July 2007 have been paid

34. the subsidiary is not a party to:

34.1 any long-term or abnormal agreement; or

34.2 any agreement for the purchase of shares in any other company or the assets of any business; or

34.3 any agreement

which was not entered into in the ordinary and regular course of the carrying on of its business

35. the seller has disclosed to the purchaser all the facts and circumstances relating to the subsidiary which are material to this transaction and which would be material to a purchaser of the shares and the purchase price payable in respect thereof

ANNEXURE A

LOAN AGREEMENT

THIS LOAN AGREEMENT is made on 29th August 2007

between:

TELECONNECT, Inc.
C/Serrano ~~73~~ 8, 3º Izqu
~~28006~~ Madrid
28001

(hereinafter referred to as " the Lender")

and

OwnersAir Limited
(Registration No. 5422810)
of
Kingston Smith LLP
Devonshire House
60 Goswell Road
London
EC1M 7AD
United Kingdom

(hereinafter referred to as "the Borrower")

WHEREAS the Lender has agreed to lend an amount of €1,000,000.00 (one million euros) to the Borrower in terms of this agreement,

NOW THEREFORE the parties agree as follows:

1. **THE FACILITY**

1.1 The Lender grants to the Borrower on the terms and subject to the conditions of this agreement, a loan in the sum of€1,000,000.00 (one million euros)

1.2 The loan will be made available in two periods; 50% during the last quarter of 2007, the remaining 50% during the first quarter of 2008.

The drawdown of these sums will follow a schedule to be agreed to between the borrower and the lender in order that the company can operate effectively.

The drawdown schedule will contain milestones, the realisation of which are a prerequisite for future drawdowns.

Any transfers will be made to the following bank account:
Account Name- OwnersAir SL
Bank- SolBank, Estepona, Spain
IBAN/BIC- ES4600817468210001336836/BSAB ESBB

1.3 The terms and conditions of this agreement shall also apply to any additional loans made by the Lender to the Borrower, and to any reduced balance resulting from any part repayments of the loans or additional loans, as the case may be.

1.4 A certificate issued by the Lender or his duly authorised agent that purports to certify the amount due hereunder shall be accepted as prima facie proof of such indebtedness which shall always be subject to the terms and conditions of this Agreement. It shall not be necessary to prove the appointment of the person signing the certificate on behalf of the Lender.

2 INTEREST

2.1 The loan shall bear interest at the rate of 1,5% (one and a half per centum) per month.

2.2 The Lender and the Borrower may, however, by mutual agreement determine a rate of interest and vary such rate from time to time, provided that any such determination of interest or variation is reduced to writing and signed by the parties.

3 REPAYMENT

3.1 The loan and interest thereon shall become due and payable in full or in parts as soon as the company's auditors determine that the company is sufficiently solvent to do so.

3.2 The Borrower may repay the loan in whole or in part at any time.

3.3 The Lender shall not be responsible for any currency exchange rate volatility. Any exchange rate fluctuations shall be for the account of the Borrower.

3.4 The loan shall be repaid in euros.

3.5 For the purposes of this agreement the currency exchange rate shall be fixed at £1 GBP= €1.42148.

4 SECURITY

4.1 As security for the loan the Lender shall be entitled to a first claim on the assets of OwnersAir SL and to register such claim in Spain in such manner as it may be advised. Furthermore, Borrower offers its shares (amounting to 100%) in OwnersAir SL as collateral for the loan until it will have been repaid in full.

4.2 The costs of registration of such security shall be paid for by the Lender.

4.3 The Borrower undertakes to sign all such documents and do all such things as may be required to register such security on demand by the Lender's solicitors.

5 DEFAULT

5.1 There shall be an event of default if:

5.1.1 The Borrower fails to pay any amount of interest due under this agreement, or any part thereof, within 30 days of the due date

5.1.2 The Borrower fails to repay the Loan, or any part thereof, on the due date

5.2 Upon the occurrence of an event of default or at any time thereafter the Lender may by notice in writing to the Borrower declare that the loan shall become immediately due and payable without further notice or demand and such declaration shall be immediately effective.

6 WAIVER

No omission or delay on the part of the Lender in exercising any rights, power or privilege hereunder, nor any single or partial exercise of any such rights, power, or privilege, shall operate as a waiver.

7 CESSION AND ASSIGNMENT

The Borrower may not cede any of its obligations under this agreement nor assign any of its rights under this agreement without the written consent of the Lender, which consent shall not be unreasonably withheld.

8 NOTICES

8.1 Any notices, communications or demand to be given or made pursuant to this agreement shall be in writing and shall be deemed duly served if delivered personally or sent by facsimile transmission or by signed for post to the addressee at the address given above or at such other address (or facsimile

number) in the United Kingdom or Spain as the addressee may have notified the other party of in writing for the purposes of this agreement.

8.2 Any notice sent by facsimile shall be deemed to have been served when despatched and any notice served by signed for post shall be deemed served on the seventh day after posting.

8.3 In proving the service of any notice it will be sufficient to prove:

8.3.1 In the case of a letter sent by signed for post by means of the Post Office certificate that such letter was properly stamped, addressed and placed in the post.

8.3.2 In the case of a letter delivered by hand or left at the current address of the recipient the signature name and time of signature of any person over the age of 16 (sixteen) years then lawfully at the address of the recipient.

8.3.3 In the case of a notice delivered by telefacsimile that such telefacsimile transmission was duly transmitted to the telefacsimile number of the addressee.

9 COUNTERPARTS

This agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when executed and delivered shall constitute one and the same instrument.

10 VARIATION AND WHOLE AGREEMENT

10.1 This agreement constitutes the whole agreement between the parties and save to the extent otherwise provided for herein, no undertaking representation, term or condition not incorporated herein shall be binding on either of the parties.

10.2 No amendment of, variation of, or consensual cancellation of this agreement or any part thereof shall be binding on the parties unless reduced to writing and signed by or on behalf of both parties.

11 GOVERNING LAW

This agreement shall be governed and construed in all respects according to the Laws of Spain. The parties hereby submit to the exclusive jurisdiction of the courts of Madrid, Spain.

12 COSTS

All legal costs of and in connection with the drafting and preparation of this agreement shall be borne by the Borrower.

13 SEVERANCE

If at any time any of the provisions of this agreement are or become illegal, invalid or unenforceable in any respect under any law or regulation, such illegal, invalid or unenforceable provision shall be severable from the remainder of this agreement and this shall not affect the operation of the remainder of this agreement.

THUS DONE AND SIGNED AT ____________________ ON THIS _____ DAY OF __________________ 2007.

AS WITNESSES

1. ____________________

2. ____________________

____
FOR AND ON BEHALF OF
TELECONNECT, INC.
DULY AUTHORISED

THUS DONE AND SIGNED AT ____________________ ON THIS _____ DAY OF __________________ 2007.

AS WITNESSES

1. ____________________

2. ____________________

____
FOR AND ON BEHALF OF
OWNERSAIR LIMITED
DULY AUTHORISED

Outstanding Invoices

OwnersAir Outstanding Obligations
August 29, 2007

Invoice No	Invoice Date	Company	Description	Due Date	Amount in £	Amount € (inc IVA)	Amount Paid €	Amount Outstanding €	Amount Outstanding £
184	06/08/2007	Ambient Jobs	Recruitment Jorge Rojas	13/08/2007		€ 1,160.00		€ 1,160.00	
185	06/08/2007	Ambient Jobs	Recruitment Jorge Perez Soto	13/08/2007		€ 1,160.00		€ 1,160.00	
	01/08/2007	Sean Applin	Cleaning & Maintenance	08/08/2007		€ 394.40		€ 394.40	
201	03/05/2007	Bob Wilkins Associates	Filming April	01/05/2007		€ 11,755.60	€ 4,446.80	€ 7,308.80	
202	01/06/2007	Bob Wilkins Associates	Filming May	01/06/2007		€ 6,638.50		€ 6,638.50	
203	01/07/2007	Bob Wilkins Associates	Filming June	01/07/2007		€ 4,355.80		€ 4,355.80	
2007073101	31/07/2007	Costa Communications	Consultancy	05/08/2007		€ 2,432.50		€ 2,432.50	
CT066	25/04/2007	Cut Productions	Production & Web delivery of filming	30/05/2007		€ 9,947.00	€ 6,500.00	€ 3,447.00	
20070806	03/08/2007	Citrus Red SL	Purchase 902 number	10/08/2007		€ 406.00		€ 406.00	
528145	30/04/2007	DisOfic	Office Furniture	30/05/2007		€ 6,523.06		€ 6,523.06	
528145	30/04/2007	DisOfic	Stationery	30/05/2007		€ 4,468.29		€ 4,468.29	
IG00704		Ignite TV			£1,200.00				£1,200.00
IG00867		Ignite TV			£1,850.00				£1,850.00
IG001107		Ignite TV			£650.00				£650.00
493	06/08/2007	KSI	Accounting & HR fees	15/08/2007		€ 1,931.40		€ 1,931.40	
9590	18/04/2007	P&R Grafis	Printing	18/05/2007		€ 9,136.24	€ 2,000.00	€ 7,136.24	
9717	18/05/2007	P&R Grafis	Printing	18/06/2007		€ 427.75		€ 427.75	
OO21	30/07/2007	Grupo King4	Recruitment Angel & Mario	10/08/2007		€ 2,784.00		€ 2,784.00	
OO26	13/08/2007	Grupo King4	Recruitment Hidia & Sarah	24/08/2007		€ 2,784.00		€ 2,784.00	
051/07	20/03/2007	RL Asesores Legales	Contract Administration			€ 1,566.00		€ 1,566.00	
PN431	30/07/2007	RecruitSpain	Recruitment Sophie	14/08/2007		€ 1,160.00		€ 1,160.00	
PN432	13/08/2007	RecruitSpain	Recruitment Ana	27/08/2007		€ 1,160.00		€ 1,160.00	
C070090929	31/05/2007	Correos	Post service	01/08/2007		€ 86.55		€ 86.55	
	10/08/2007	Sean Applin	Cleaning & Gardening	17/08/2007		€ 220.40		€ 220.40	
	17/08/2007	Sean Applin	Cleaning & Gardening & Maintenance	31/08/2007		€ 243.60		€ 243.60	
								€ 57,794.29	£3,700.00
			Dave Alworthy			€ 1,420.00			
			July Salaries			€ 7,925.00			
			Vista Golf Mag - June			€ 1,160.00			
			Vista Golf Mag - July			€ 1,160.00			
			Tax			€ 15,079.08			
			Ashley			€ 3,423.56			
			Adeline			€ 1,136.84			
			Graham Watts			€ 332.04			
			Kingston Smith UK			€ 5,000.00			
			Secure Retail			€ 1,500.00			
			J Perryman			€ 20,300.00			
			A Quince			€ 7,000.00			
			D Marien			€ 7,000.00			
			Colin			€ 3,500.00			
			August Salaries			€ 30,000.00			
			Expenses & flights			€ 2,000.00			

Prepared by faye 29/08/2007

Outstanding Invoices

			€ 107,936.52	
	Vodafone	€ 800.00		
	orange	€ 400.00		
	Telefonica	€ 400.00	€ 1,600.00	
	To be Ordered			
	A5s	€ 15,000.00		
	Test Terminals	€ 2,500.00	€ 17,500.00	
	IT			
	Hardware			
	computers	€ 6,400.00		
	Software			
	Sage Accounts/HR	€ 3,000.00		
	Policies & Procedures	€ 1,000.00		
	Project Management	€ 100.00		
	Programmers	€ 10,000.00		
	Act	€ 300.00	€ 20,800.00	€ 205,630.81
				£3,700.00
Additional obligations:				
	Loan from shareholders	€ 26,996.00		

Prepared by faye 29/08/2007